UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2003

DDi Corp.

DDi Capital Corp.

(Exact Name of registrant as specified in its charter)

Delaware California	000-30241 333-41187	06-1576013 33-0780382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Simon Circle Anaheim, California	92806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 688-7200

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events and Regulation FD Disclosure

On December 2, 2003, the United States Bankruptcy Court for the Southern District of New York (the “Court”) approved the Plan of Reorganization (the “Plan”) for DDi Corp., a Delaware corporation (“DDi Corp.”)and DDi Capital Corp., a California corporation and an indirect wholly-owned subsidiary of DDi Corp. (“DDi Capital”). DDi Corp. and DDi Capital expect the Plan to go effective no later than ten days after the Court entered its order confirming the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.

Date: December 4, 2003	By:	/s/ JOHN K. STUMPF

John K. Stumpf Chief Financial Officer and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Capital Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CAPITAL CORP.

Date: December 4, 2003	By:	/s/ JOHN K. STUMPF

John K. Stumpf Chief Financial Officer and Treasurer